UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): June 2, 2017

Camber Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-32508 (Commission File Number)	29-2660243 (I.R.S. Employer Identification No.)

450 Gears Road, Suite 860 Houston, Texas (Address of principal executive offices)	77067 (Zip Code)

(713) 528-1881
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Schnur Resignation

On June 2, 2017, Anthony C. Schnur, a director of Camber Energy, Inc. (the “Company”), as well as the President and Chief Executive Officer, notified the Company that he would resign from the Company’s Board of Directors (the “Board”) effective immediately.

In addition, on June 2, 2017, and based on a mutual decision with the Board, Mr. Schnur left his role as President and Chief Executive Officer of the Company. In connection with the departure of Mr. Schnur entered into a Severance Agreement and Release with the Company (the “Release”), whereby (i) his employment agreement with the Company was terminated, (ii) he entered into a mutual release with the Company; (iii) he was granted 120,000 shares of unregistered common stock (to be issued in installments of 10,000 per month) and a monthly cash payment of $14,000 for twelve months; and (iv) he was granted reimbursement of their payment of his COBRA premiums through (a) the one year anniversary of the termination or (b) until he is eligible to participate in the health insurance plan of another employer, whichever is sooner, and provided that the amount of such health benefits shall reduce his monthly cash payment.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Severance Agreement and Release of Mr. Schnur, which is filed herewith as Exhibit 10.2, and incorporated by reference herein in their entirety.

Interim Executive Officers

Effective June 2, 2017, the Board appointed Richard N. Azar II, a member of the Board, as interim Chief Executive Officer, and Robert Schleizer as the interim Chief Financial Officer and principal accounting officer of the Company.

Mr. Schleizer, age 63, has over 30 years of financial and operational experience serving private and public companies in financial and organization restructuring, crisis management, acquisitions and divestitures, and equity and debt financings across multiple industries. He is a co-founder of BlackBriar Advisors, LLC, a business renewal and acceleration firm, where he has served as Managing Partner since 2013. Prior to BlackBriar, Mr. Schleizer served as Chief Financial Officer and Director for PawnMart, Inc., a pawn store, from 2001 to 2013, and as a Managing Director for BBK, an international financial advisory, where he provided restructuring and refinancing financial advisory services. Mr. Schleizer holds a Bachelor of Science in Accounting from Arizona State University and is a Certified Insolvency Restructuring Advisor (CIRA) and Certified Turnaround Professional.

Mr. Schleizer will be compensated through the fees paid by the Company under the Services Agreement entered into between the Company and Enerjex Resources on April 27, 2017, described in more detail in the Company’s Current Report on Form 8-K filed on May 1, 2017.

Item 8.01                Other Events

On June 5, 2017, the Company issued a press release announcing, among other things, the management changes described in Item 5.02 of this Current Report on Form 8-K.

Item 9.01         Financial Statements and Exhibits.

10.1      Amended and Restated Employment Agreement between Anthony C. Schnur and the Company dated as of December 20, 2012 (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed December 20, 2012, filed with the SEC on December 21, 2012).

*10.2     Severance Agreement and Release between Anthony C. Schnur and the Company dated June 2, 2017.

10.3      Service Agreement, dated as of April 27, 2017 and effective May 1, 2017, by and between the Company and Enerjex Resources (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 1, 2017).

*99.1     Press Release regarding Management Changes – June 5, 2017.

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Camber Energy, Inc.

Dated: June 6, 2017	/s/ Richard N. Azar, II
Richard N. Azar, II Interim Chief Executive Officer